Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Second-Quarter 2020 Results

Second-Quarter Financial Highlights

•	Second-quarter net sales of $956 million; year-over-year decrease of 12.9%

•	Net income of $100 million and net income per diluted share of $1.85, year-over-year decreases of 19.4% and 18.1%, respectively

•	Non-GAAP diluted EPS decreased 20.2% year-over-year to $2.41

•	Adjusted EBITDA decreased 24.9% year-over-year to $175 million

Lincolnshire, Ill., July 28, 2020 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the second quarter ended June 27, 2020.

"In Q2 our teams remained agile and executed very well through the global pandemic. It has been inspiring for me to see our employees rally to keep the business, and each other, moving forward. We delivered on our customer commitments and achieved sales and EPS above the midpoint of our outlook. Although freight costs were higher than expected, we thoughtfully managed discretionary costs across the company to preserve profitability and cash flow,” said Anders Gustafsson, Chief Executive Officer of Zebra Technologies. “We entered Q3 with a solid order backlog and encouraging pipeline of large orders. With that said, we have clearly been in a recessionary enterprise spending environment which is having a disproportionate impact on smaller customers. We believe our sales bottomed in Q2 and second half trends will improve. We continue to be very optimistic regarding our longer-term prospects as secular trends to digitize and automate workflows accelerate as a result of the pandemic."

$ in millions, except per share amounts	2Q20	2Q19	Change
Select reported measures:
Net sales	$956	$1,097	(12.9%)
Gross profit	419	520	(19.4%)
Gross margin	43.8%	47.4%	(360) bps
Net income	100	124	(19.4%)
Net income margin	10.5%	11.3%	(80) bps
Net income per diluted share	$1.85	$2.26	(18.1%)

Select Non-GAAP measures:
Adjusted net sales	$956	$1,097	(12.9%)
Organic net sales growth			(12.0%)
Adjusted gross profit	422	523	(19.3%)
Adjusted gross margin	44.1%	47.7%	(360) bps
Adjusted EBITDA	175	233	(24.9%)
Adjusted EBITDA margin	18.3%	21.2%	(290) bps
Non-GAAP net income	$130	$165	(21.2%)
Non-GAAP earnings per diluted share	$2.41	$3.02	(20.2%)

Net sales were $956 million in the second quarter of 2020 compared to $1,097 million in the second quarter of 2019. The decline was primarily due to recessionary global environment driven by the COVID-19 pandemic.

Consolidated organic net sales growth for the second quarter decreased 12.0%. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $681 million in the second quarter of 2020 compared with $727 million in the second quarter of 2019. Asset Intelligence & Tracking ("AIT") segment net sales were $275 million in the second quarter of 2020 compared to $370 million in the prior year period. Second-quarter year-over-year organic net sales decreased by 5.4% in the EVM segment and 24.9% in the AIT segment.

Second-quarter 2020 gross profit was $419 million compared to $520 million in the comparable prior year period. Gross margin decreased to 43.8% for the second quarter of 2020, compared to 47.4% in the prior year period. This decrease was primarily due to unfavorable business mix, especially deal size, $19 million of transitory costs including premium freight and other COVID-19 mitigation expenses, Chinese import tariffs and product sourcing diversification charges; all of which was partially offset by productivity gains within our service and software offerings. Adjusted gross margin was 44.1% in the second quarter of 2020, compared to 47.7% in the prior year period.

Operating expenses decreased in the second quarter of 2020 to $300 million from $360 million in the prior year period primarily due to lower discretionary spending, lower employee compensation costs primarily due to lower incentive-based compensation expense as well as temporary salary reductions that began late in the second quarter, and lower intangible asset amortization expense; partially offset by the inclusion of operating expenses associated with business acquisitions, costs associated with COVID-19 as well as the company's product sourcing diversification initiative. Adjusted operating expenses decreased in the second quarter of 2020 to $264 million from $308 million in the prior year period.

Net income for the second quarter of 2020 was $100 million, or $1.85 per diluted share, compared to net income of $124 million, or $2.26 per diluted share, for the second quarter of 2019. Non-GAAP net income for the second quarter of 2020 decreased to $130 million, or $2.41 per diluted share, compared to $165 million, or $3.02 per diluted share, for the prior year period.

Adjusted EBITDA for the second quarter of 2020 decreased to $175 million, or 18.3% of adjusted net sales, compared to $233 million, or 21.2% of adjusted net sales, for the second quarter of 2019 primarily due to lower gross margin.

Balance Sheet and Cash Flow
As of June 27, 2020, the company had cash and cash equivalents of $63 million and total debt of $1,227 million.

For the first six months of 2020, the company generated $355 million of operating cash flow and incurred capital expenditures of $33 million, resulting in free cash flow of $322 million. The company also made $32 million of long-term investments, including a $31 million venture fund investment in the second quarter.

For the first six months of 2020, the company made payments of long-term debt of $84 million and received proceeds from the issuance of long-term debt of $24 million, resulting in $60 million net debt payments. The company made cash interest payments of $19 million in the first six months compared to $33 million in the prior year period. Additionally, the company made $200 million of share repurchases in the first six months under its existing share repurchase authorization (no share repurchases in the second quarter).

Outlook

Third Quarter 2020
The company expects third-quarter 2020 net sales to decrease approximately 3% to 7% from the third quarter of 2019 due to the continued recessionary global environment from COVID-19. This expectation includes an approximately 50 basis point negative impact from foreign currency translation.

Adjusted EBITDA margin for the third quarter of 2020 is expected to be approximately 19%, which includes approximately $9 million of premium freight expense. Non-GAAP earnings per diluted share are expected to be in the range of $2.65 to $2.95. This assumes an adjusted effective tax rate of approximately 16%.

Full-Year 2020
The company continues to expect net sales, adjusted EBITDA margin, and free cash flow to be lower than last year, which we have been addressing through cost actions to protect profitability and cash flow. The company expects to see an improvement in sales trends in the second half of the year.

The company has substantially completed its initiative to diversify the sourcing of its U.S. volumes out of China, despite modest delays from COVID-19 in southeast Asia. In 2020, these actions are expected to result in up to $20 million of one-time pre-tax charges plus up to $10 million of capital expenditures.

The outlook amounts provided above do not include any projected results from the proposed acquisition of
Reflexis Systems, Inc., which is expected to close by early in the fourth quarter of 2020.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the second quarter of 2020. The conference call will be held today, Tuesday, July 28, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers the front line of business in retail/ecommerce, manufacturing, transportation and logistics, healthcare, public sector and other industries to achieve a performance edge. With more than 10,000 partners across 100 countries, we deliver industry-tailored, end-to-end solutions that intelligently connect people, assets and data to help our customers make business-critical decisions. Our market-leading solutions elevate the shopping experience, track and manage inventory as well as improve supply chain efficiency and patient care.  In 2019, Zebra ranked #166 on Forbes’ list of the World’s Best Employers, and the company joined the S&P 500 Index. For more information, visit www.zebra.com or sign up for our news alerts. Follow us on our Your Edge blog along with LinkedIn, Twitter and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters, public health issues (including pandemics), or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors    Media
Michael Steele, CFA, IRC    Therese Van Ryne
Vice President, Investor Relations    Director, Global Public Relations
Phone: + 1 847 793 6707     Phone: + 1 847 370 2317
msteele@zebra.com     therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	June 27, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$63	$30
Accounts receivable, net of allowances for doubtful accounts of $2 million as of June 27, 2020 and December 31, 2019, respectively	406	613
Inventories, net	513	474
Income tax receivable	52	32
Prepaid expenses and other current assets	60	46
Total Current assets	1,094	1,195
Property, plant and equipment, net	252	259
Right-of-use lease assets	109	107
Goodwill	2,621	2,622
Other intangibles, net	242	275
Deferred income taxes	123	127
Other long-term assets	166	126
Total Assets	$4,607	$4,711
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$233	$197
Accounts payable	503	552
Accrued liabilities	369	379
Deferred revenue	273	238
Income taxes payable	11	38
Total Current liabilities	1,389	1,404
Long-term debt	986	1,080
Long-term lease liabilities	105	100
Long-term deferred revenue	232	221
Other long-term liabilities	92	67
Total Liabilities	2,804	2,872
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	350	339
Treasury stock at cost, 18,828,806 and 18,148,925 shares as of June 27, 2020 and December 31, 2019, respectively	(911)	(689)
Retained earnings	2,421	2,232
Accumulated other comprehensive loss	(58)	(44)
Total Stockholders’ Equity	1,803	1,839
Total Liabilities and Stockholders’ Equity	$4,607	$4,711

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net sales:
Tangible products	$811	$963	$1,712	$1,887
Services and software	145	134	296	276
Total Net sales	956	1,097	2,008	2,163
Cost of sales:
Tangible products	451	488	937	959
Services and software	86	89	179	183
Total Cost of sales	537	577	1,116	1,142
Gross profit	419	520	892	1,021
Operating expenses:
Selling and marketing	109	127	231	249
Research and development	98	108	203	219
General and administrative	74	90	148	166
Amortization of intangible assets	16	30	32	58
Acquisition and integration costs	1	4	2	8
Exit and restructuring costs	2	1	6	2
Total Operating expenses	300	360	622	702
Operating income	119	160	270	319
Other expenses:
Foreign exchange loss	(9)	(1)	(12)	(4)
Interest expense, net	(14)	(33)	(59)	(57)
Other, net	7	3	7	2
Total Other expenses, net	(16)	(31)	(64)	(59)
Income before income tax	103	129	206	260
Income tax expense	3	5	17	21
Net income	$100	$124	$189	$239
Basic earnings per share	$1.87	$2.28	$3.53	$4.43
Diluted earnings per share	$1.85	$2.26	$3.49	$4.37

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	June 27, 2020	June 29, 2019
Cash flows from operating activities:
Net income	$189	$239
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68	95
Amortization of debt issuance costs and discounts	1	2
Share-based compensation	20	24
Deferred income taxes	6	(3)
Unrealized loss on forward interest rate swaps	37	23
Other, net	(6)	(2)
Changes in operating assets and liabilities:
Accounts receivable, net	201	(37)
Inventories, net	(36)	49
Other assets	4	(9)
Accounts payable	(46)	(81)
Accrued liabilities	(76)	(86)
Deferred revenue	45	30
Income taxes	(48)	(50)
Other operating activities	(4)	1
Net cash provided by operating activities	355	195
Cash flows from investing activities:
Purchases of property, plant and equipment	(33)	(30)
Acquisition of businesses, net of cash acquired	—	(266)
Proceeds from sale of long-term investments	—	10
Purchases of long-term investments	(32)	(20)
Net cash used in investing activities	(65)	(306)
Cash flows from financing activities:
Payments of long-term debt	(84)	(81)
Proceeds from issuance of long-term debt	24	206
Payments for repurchases of common stock	(200)	—
Net payments related to share-based compensation plans	(31)	(34)
Change in unremitted cash collections from servicing factored receivables	55	3
Other financing activities	3	—
Net cash (used in) provided by financing activities	(233)	94
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(1)	—
Net increase (decrease) in cash and cash equivalents, including restricted cash	56	(17)
Cash and cash equivalents, including restricted cash, at beginning of period	30	44
Cash and cash equivalents, including restricted cash, at end of period	$86	$27
Less restricted cash, included in Prepaid expenses and other current assets	(23)	—
Cash and cash equivalents at end of period	$63	$27
Supplemental disclosures of cash flow information:
Income taxes paid	$61	$73
Interest paid	$19	$33

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	June 27, 2020
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	(25.7)%	(6.3)%	(12.9)%
Adjustments:
Impact of foreign currency translation(1)	0.8%	1.2%	1.0%
Impact of acquisitions (2)	—%	(0.3)%	(0.1)%
Organic Net sales growth	(24.9)%	(5.4)%	(12.0)%

	Six Months Ended
	June 27, 2020
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	(11.1)%	(5.2)%	(7.2)%
Adjustments:
Impact of foreign currency translation(1)	0.9%	1.5%	1.3%
Impact of acquisitions (2)	(0.9)%	(0.5)%	(0.6)%
Organic Net sales growth	(11.1)%	(4.2)%	(6.5)%

(1)
Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

(2)
For purposes of computing Organic Net sales, amounts directly attributable to the Temptime acquisition (included in our consolidated results beginning February 21, 2019), Profitect acquisition (included in our consolidated results beginning May 31, 2019), and Cortexica acquisition (included in our consolidated results beginning November 5, 2019) are excluded for twelve months following the respective acquisition dates.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	June 27, 2020			June 29, 2019
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$275	$681	$956	$370	$727	$1,097
Reported Gross profit (1)	123	298	419	182	340	520
Gross Margin	44.7%	43.8%	43.8%	49.2%	46.8%	47.4%

Non-GAAP
Adjusted Net sales	$275	$681	$956	$370	$727	$1,097
Adjusted Gross profit (2)	124	298	422	183	340	523
Adjusted Gross Margin	45.1%	43.8%	44.1%	49.5%	46.8%	47.7%

	Six Months Ended
	June 27, 2020			June 29, 2019
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$646	$1,362	$2,008	$727	$1,436	$2,163
Reported Gross profit (1)	304	591	892	366	658	1,021
Gross Margin	47.1%	43.4%	44.4%	50.3%	45.8%	47.2%

Non-GAAP
Adjusted Net sales	$646	$1,362	$2,008	$727	$1,436	$2,163
Adjusted Gross profit (2)	305	592	897	367	659	1,026
Adjusted Gross Margin	47.2%	43.5%	44.7%	50.5%	45.9%	47.4%

(1)	Consolidated results include corporate eliminations related to business acquisitions that are not reported in segment results.

(2)	Adjusted Gross profit excludes purchase accounting adjustments and share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net income	$100	$124	$189	$239
Adjustments to Cost of sales(1)
Purchase accounting adjustments	—	2	—	3
Share-based compensation	1	1	2	2
Product sourcing diversification initiative	2	—	3	—
Total adjustments to Cost of sales	3	3	5	5
Adjustments to Operating expenses(1)
Amortization of intangible assets	16	30	32	58
Acquisition and integration costs	1	4	2	8
Share-based compensation	16	17	21	29
Exit and restructuring costs	2	1	6	2
Product sourcing diversification initiative	1	—	5	—
Total adjustments to Operating expenses	36	52	66	97
Adjustments to Other expenses, net(1)
Amortization of debt issuance costs and discounts	—	1	1	2
Investment gain	(7)	(4)	(7)	(3)
Foreign exchange loss	9	1	12	4
Forward interest rate swaps loss	7	15	42	23
Total adjustments to Other expenses, net	9	13	48	26
Income tax effect of adjustments(2)
Reported income tax expense	3	5	17	21
Adjusted income tax	(21)	(32)	(50)	(63)
Total adjustments to income tax	(18)	(27)	(33)	(42)
Total adjustments	30	41	86	86
Non-GAAP Net income	$130	$165	$275	$325

GAAP earnings per share
Basic	$1.87	$2.28	$3.53	$4.43
Diluted	$1.85	$2.26	$3.49	$4.37
Non-GAAP earnings per share
Basic	$2.44	$3.06	$5.13	$6.02
Diluted	$2.41	$3.02	$5.08	$5.95

Basic weighted average shares outstanding	53,188,486	54,027,576	53,533,116	53,965,181
Diluted weighted average and equivalent shares outstanding	53,675,730	54,648,699	54,055,324	54,602,372

(1)	Presented on a pre-tax basis.

(2)
Represents adjustments to the GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions) and to exclude the impacts of certain discrete income tax items.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net income	$100	$124	$189	$239
Add back:
Depreciation (excluding exit and restructuring costs)	17	18	35	37
Amortization of intangible assets	16	30	32	58
Total Other expenses, net	16	31	64	59
Income tax expense	3	5	17	21
EBITDA (Non-GAAP)	152	208	337	414

Adjustments to Cost of sales
Purchase accounting adjustments	—	2	—	3
Share-based compensation	1	1	2	2
Product sourcing diversification initiative	2	—	3	—
Total adjustments to Cost of sales	3	3	5	5
Adjustments to Operating expenses
Acquisition and integration costs	1	4	2	8
Share-based compensation	16	17	21	29
Exit and restructuring costs	2	1	6	2
Product sourcing diversification initiative	1	—	5	—
Total adjustments to Operating expenses	20	22	34	39
Total adjustments to EBITDA	23	25	39	44
Adjusted EBITDA (Non-GAAP)	$175	$233	$376	$458

Adjusted EBITDA % of Adjusted Net Sales	18.3%	21.2%	18.7%	21.2%

FREE CASH FLOW

	Six Months Ended
	June 27, 2020	June 29, 2019
Net cash provided by operating activities	$355	$195
Less: Purchases of property, plant and equipment	(33)	(30)
Free cash flow (Non-GAAP)(1)	$322	$165

(1)
Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.